OPTION TO PURCHASE AGREEMENT
                          ----------------------------

     This Option to Purchase Agreement ("Option Agreement") is made and entered into on this 13th day of February, 2005, by and among RICK'S CABARET INTERNATIONAL, INC., a Texas corporation ("Rick's"), TOP SHELF ENTERTAINMENT,
LLC, a North Carolina limited liability company ("Top Shelf") and TONY HEGE, being the registered and beneficial holder of all of the issued and outstanding membership interests of Top Shelf ("Hege").

                              W I T N E S S E T H:

     WHEREAS, Rick's desires to purchase, through a wholly owned subsidiary of Rick's (the "Purchaser"), all of the issued and outstanding membership interests of Top Shelf which owns an adult nightclub known as The Manhattan Club located at 5300 Old Pineville Road, Charlotte, North Carolina 28217 (the "Club" or "Manhattan Club"); and

     WHEREAS, Hege, being the sole owner of the membership interests of Top Shelf desires to sell his membership interests in Top Shelf to Purchaser; and

     WHEREAS, simultaneously with the execution hereof, Top Shelf has entered into a Management Agreement with RCI Entertainment (North Carolina), Inc., a North Carolina corporation ("RCI"), which is wholly owned by Rick's, to manage, operate, maintain and market the Club; and

     WHEREAS, the Management Agreement provides that Top Shelf is responsible for any and all losses incurred during the term of the Management Agreement; and

     WHEREAS, Top Shelf desires to avoid the risk of loss at the Club during the term of the Management Agreement; and

     WHEREAS, Rick's, in consideration of entering into this Option Agreement is willing to assume the risk of loss at the Club during the term of the Management Agreement; and

     WHEREAS, Hege, in consideration of Rick's assuming the risk of loss during the term of the Management Agreement, is willing to grant to Rick's this Option Agreement; and

     WHEREAS, Rick's is willing to grant to Top Shelf limited license rights during the term of this Option Agreement; and

     WHEREAS, Rick's and Hege have agreed upon the terms and conditions of this Option Agreement, as set forth below.

     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually agree as follows:

     1.     OPTION TO PURCHASE.  In consideration of Rick's assuming any and all
            ------------------
losses incurred by Top Shelf at the Club during the term of the Management Agreement, Hege hereby grants Rick's an option to purchase all of the issued and outstanding membership interests of Top Shelf, free and clear of any liens, claims or other encumbrances for the term set forth herein and to be more fully recited in the Definitive Agreement to be executed upon the exercise of this Option Agreement by Rick's as provided for in Section 10 hereof.

     2.     THE  PURCHASE  PRICE.  The  Purchaser  shall  acquire  all  of  the
            --------------------
membership interests of Top Shelf for $1,000,000 (the "Purchase Price"), payable as follows:

     (i) 180,000 shares of common stock of Rick's (the "Shares") to be valued as set forth below; and

     (ii) the balance of the Purchase Price due, if any, after calculating the value of the Shares, shall be evidenced by a seven (7) year promissory note bearing simple interest of seven percent (7%) per annum (the "Promissory Note") payable in eighty-four (84) equal monthly payments, with the first payment due thirty (30) days from the Effective Date of the Rick's Registration Statement (as defined below). The Promissory Note shall be secured by the assets of the Purchaser.

For purposes of computing the valuation of the Shares for the Purchase Price, the Shares shall be valued at the average closing price of Rick's for the five
(5) days preceding the Effective Date of the Registration Statement (the "Value of the Shares") to be filed by Rick's as provided for in Section 3 below. In the event that the Value of the Shares exceeds $1,000,000, then the Purchase Price shall be deemed to be paid in full and the Purchaser shall not issue a Promissory Note as contemplated in Section 2(ii) above. If, however, the Value of the Shares declines subsequent to the Effective Date of the Registration Statement, then Hege shall have the right to "put" the Shares back to the Purchaser on terms and conditions to be negotiated by the Purchaser and Hege and set forth in the Definitive Agreement. It is further agreed herein that once Hege has received the Value of the Shares, then his "put" rights shall immediately terminate.

     3.     REGISTRATION RIGHTS.  Rick's agrees to file a Registration Statement
            -------------------
under the Securities Act of 1933, as amended (the "Act") within thirty (30) days from the date of closing as set forth in the Definitive Agreement with the Securities and Exchange Commission ("SEC") on Form SB-2 or Form S-3 or other similar form (except on Form S-8 or Form S-4) to register for re-sale by Hege of the Shares. Rick's will use its best efforts to cause the Registration Statement to become effective under the Act (the "Effective Date"), as promptly as is practical and to keep the Registration Statement continuously effective under the Act for a period of the earlier of (i) two years from the


                            Option Agreement - Page 2

Effective Date or (ii) until all of the Shares which were registered for re-sale have been sold.

     4.     REPRESENTATIONS, WARRANTIES AND COVENANTS.  The Definitive Agreement
            -----------------------------------------
to be executed upon the exercise of the Option Agreement by Rick's will contain such representations, warranties, covenants, and indemnification provisions as are customarily contained in agreements governing transactions of this nature. Specifically, Hege will indemnify Rick's and the Purchaser from any liabilities of Top Shelf which exist or may exist prior to the date of execution of the Option Agreement. The Definitive Agreement will provide that Rick's will undertake to use its best efforts to file a Registration Statement as provided for in Section 3 hereof.

     5.     NO THIRD PARTY NEGOTIATIONS.  To induce Rick's to assume the risk of
            ---------------------------
loss at the Club during the term of the Management Agreement and for RCI to simultaneously enter into the Management Agreement to manage and operate the Club, Top Shelf and Hege agree that until the exercise by Rick's of this Option Agreement or the termination hereof, they will not, either individually or collectively, offer to sell or solicit any offer to purchase or engage in any discussions or activities of any nature whatsoever, directly or indirectly, involving in any manner the actual or potential sale, transfer, encumbrance, pledge, collateralization or hypothecation of the membership interests of Top Shelf or any of its assets. Top Shelf and Hege hereby agree to advise Rick's of any contact from any third party regarding the acquisition or other investment in Top Shelf or of any contact which would relate to the transactions contemplated by this Option Agreement.

     6.     TOP  SHELF'S  OBLIGATIONS  UNDER  THIS OPTION TO PURCHASE.  From the
            ---------------------------------------------------------
date hereof until the termination or expiration of this Option Agreement, Top Shelf shall: (i) provide Rick's full and complete access to inspect and appraise its assets and operating location (including the Manhattan Club) and will disclose and make available to Rick's or its representatives during regular business hours, all books, agreements, papers and records relating to the financial condition, ownership and operation of Top Shelf and the Manhattan Club as shall be reasonably requested; (ii) not make any material changes in the conduct of Top Shelf's or the Manhattan Club's business except as required by applicable law; (iii) not make any material capital expenditures or inventory purchases outside the ordinary course of business; (iv) not incur any trade payables or other liabilities outside the ordinary course of business and shall pay all trade payables and other liabilities coming due in the ordinary course of business; (v) maintain and not deplete in any material way the assets and goodwill of Top Shelf or the Manhattan Club; and (vi) without the prior written consent of Rick's, not disclose the terms of this Option Agreement to any third party unless required by law.

     7.     RICK'S  OBLIGATIONS  UNDER  THIS  OPTION  AGREEMENT.  From  the date
            ---------------------------------------------------
hereof until the termination of this Option Agreement, Rick's shall: (i) as soon as possible after the execution hereof, commence performance of its due diligence and commence preparation of the Definitive Agreement; and (ii) engage legal counsel of it's choosing to commence work on the necessary licensing.


                            Option Agreement - Page 3

     8.     CONFIDENTIALITY.  Rick's  shall  not disclose to any third party any
            ---------------
information obtained pursuant to Paragraph 7 which is not otherwise generally available to the public or not already within its knowledge, except as is necessary in connection with the preparation of the Definitive Agreement relating to the exercise of the Option Agreement or the transactions contemplated thereby or as may be required by applicable law. Any public release of information with respect to the matters set forth herein relating to the exercise of the Option to Purchase will be made in the form and manner approved by the parties hereto and their respective counsel, provided however, if counsel for Rick's, a publicly traded entity, determines that a press release is required to be made that Rick's may do so without the consent and approval of Top Shelf but will give prior notice, if possible, of said release.

     9.     CONDITIONS  PRECEDENT  TO  EXERCISE  THE OPTION AGREEMENT BY RICK'S.
            -------------------------------------------------------------------
Prior to the exercise of the Option Agreement by Rick's, the following conditions must be met:

     (i) The Purchaser shall have obtained a temporary liquor license duly issued and approved by the North Carolina Liquor Authority which will allow for the sale of liquor by the Purchaser at the Manhattan Club;

     (ii) The Purchaser shall have obtained a sexually oriented business license for the Manhattan Club issued by the appropriate city or county regulatory authority and it shall be in full force and effect;

    (iii) The Purchaser shall have obtained all necessary permits and other authorizations which may be needed to conduct adult entertainment at the Manhattan Club, which will serve liquor; and

     (iv) Approval of all of the aforesaid transactions and the exercise of the Option Agreement by the Board of Directors of Rick's.

     10.     EXECUTION  OF  DEFINITIVE  AGREEMENT.  Each  of  the parties hereto
             ------------------------------------
intend upon the exercise of the Option Agreement by Rick's that they will enter into a Definitive Agreement which will provide for the purchase of all of the outstanding membership interests of Top Shelf not later than twenty-one (21) days from the date of execution of the Definitive Agreement. Each party shall be responsible for their own expenses, including all legal and accounting fees with respect to the transactions contemplated hereby and contemplated by the execution of the Definitive Agreement upon the exercise of this Option Agreement.

     11.     GRANT  OF  LICENSE RIGHT.  Rick's hereby grants to Top Shelf during
             ------------------------
the term of this Option Agreement only, the license rights to use and exploit, at the Manhattan Club's location in Charlotte, North Carolina, only the name "Rick's Cabaret" and all logos, trademarks and service marks attendant thereto. Top Shelf and Hege acknowledge that the license rights granted hereby will terminate upon the termination or


                            Option Agreement - Page 4
expiration of this Option Agreement and that neither Top Shelf nor Hege shall have any license rights granted hereunder subsequent to termination or expiration of this Option Agreement.

     12.     BREAKUP  FEE.  In  the  event  that (i) the lease for the Manhattan
             -------------
Club is in good standing with at least three years and eleven months remaining and an option to extend for five additional years; (ii) the liabilities of Top Shelf shall not exceed $100,000 as of the date of execution of this Option Agreement; (iii) Top Shelf executes the Definitive Agreement as provided for in
Section  10  hereof;  and  (iv) if Rick's or the Purchaser obtain the following:

     (x) a temporary liquor license duly issued and approved by the North Carolina Liquor Authority which will allow for the sale of liquor by Rick's or the Purchaser at the Manhattan Club;

     (y) a sexually oriented business license for the Manhattan Club issued by the appropriate city or county regulatory authority and it shall be in full force and effect; and

     (z) all necessary permits and other authorizations which may be needed to conduct adult entertainment at the Manhattan Club, which will serve liquor, including a Certificate of Occupancy then Rick's will pay, within ten (10) days, to Hege a Breakup Fee of $200,000 if Rick's and the Purchaser fail for any reason to execute and close the Definitive Agreement calling for the acquisition of Top Shelf by the Purchaser.

     13.     TERM  OF  OPTIONAGREEMENT.  Rick's shall have the right to exercise
             -------------------------
this Option Agreement from the date of execution hereof and its right to exercise this Option Agreement shall remain in force and effect until the sooner of (i) four (4) months from the date of execution hereof or (ii) the execution of the Definitive Agreement which will provide for a closing not later than twenty-one (21) days from the date of execution thereof, provided however, that this Option Agreement shall immediately terminate if the Purchaser is denied a temporary liquor license by the North Carolina Liquor Authority which would allow for the sale of liquor by the Purchaser at the Manhattan Club.

     14.     TERMINATION  OF  OPTION  AGREEMENT.  Notwithstanding  anything
             ----------------------------------
contained herein, Rick's shall have the right, at its sole discretion, to terminate this Option Agreement at any time during the term hereof by giving thirty (30) days written notice of such election to terminate to Top Shelf and Hege.

                       {{{SIGNATURES ON FOLLOWING PAGE}}}



                            Option Agreement - Page 5

     IN WITNESS WHEREOF, the parties hereto have executed this Option Agreement as of the date first above written.

                                             TOP SHELF ENTERTAINMENT, LLC


                                             By: /s/Tony  Hege
                                                -------------------------------
                                                Tony  Hege


                                             TONY HEGE, INDIVIDUALLY

                                               /s/  Tony Hege
                                             ----------------------------------


                                             RICK'S CABARET INTERNATIONAL, INC.


                                             By: /s/ Eric Langan
                                                -------------------------------
                                                Eric Langan, President


                            Option Agreement - Page 6